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                                                                    Exhibit 23.3



                       [PILLSBURY WINTHROP LLP LETTERHEAD]


                                February 8, 2002

Symmetricom, Inc.
2300 Orchard Parkway
San Jose, CA 95131

         Re:  Post-Effective Amendment to Registration Statements on Form S-8

Ladies and Gentlemen:

         We have examined the Post-Effective Amendment to the Registration Statements on Form S-8 (File Nos. 033-38384, 033-56042, 333-57163, 333-00333,
333-21815, 333-47369, 333-68969, 333-82935, 333-38616, and 333-53180) (the
"Amendment") to be filed by Symmetricom, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about February 8, 2002, in connection with the reincorporation of the Company into Delaware.

         We hereby consent to the use of our name wherever appearing in the Amendment.

                                                    Very truly yours,

                                                    /s/ PILLSBURY WINTHROP LLP